Exhibit 99.1

Smart & Final Stores, Inc. Reports First Quarter 2019 Financial Results

COMMERCE, Calif. (May 1, 2019) — Smart & Final Stores, Inc. (the “Company”) (NYSE:SFS), the value-oriented food and everyday staples retailer, today reported financial results for the fiscal first quarter ended March 24, 2019.

First Quarter Highlights:

•                  Net sales increased 2.8% to $1,044.8 million, with a comparable store sales increase of 2.2%

•                  Gross margin increased 7.0% to $156.3 million

•                  Adjusted EBITDA increased 3.6% to $29.6 million

•                  2019 Guidance withdrawn due to pending Apollo Global Management tender offer

“We had a strong start to the year, with sales growth of 2.8% despite a challenging operating environment characterized by low product price inflation and severe weather in many of our market areas,” said David Hirz, president and chief executive officer. “Our comparable store sales growth of 2.2% highlights the value of our differentiated store banners focused on both business and household customers, growth of our private label offerings, our unique warehouse and club-pack assortments, and the success of our ongoing customer service initiatives. We remain dedicated to enhancing our customers’ shopping experience both in-store and online through our investment in innovative new technology and merchandising programs.”

Mr. Hirz continued, “On April 16, 2019, we announced an agreement to be acquired by funds managed by affiliates of Apollo Global Management. The proposed transaction, which is supported by our majority shareholder, is a testament to the strength of our franchise and the talent and expertise of our associates. We look forward to closing the transaction and benefitting from Apollo’s strategic guidance to help accelerate our business strategy and the growth of our two distinct banners as we begin a new chapter in our almost 150 year-long history.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented EBITDA, adjusted EBITDA, adjusted net loss, adjusted net loss per share, and adjusted net loss per diluted share, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, the results below are first presented on a GAAP basis and then on a non-GAAP adjusted basis.

Fiscal First Quarter 2019 Financial Results

Net sales were $1,044.8 million in the 12-week quarter ended March 24, 2019, representing a 2.8% increase as compared to $1,016.2 million for the same period of 2018. Net sales growth was driven by a 2.2% increase in comparable store sales and by the net sales contribution of new stores. Comparable store sales growth was comprised of a 1.7% increase in comparable average transaction size, and a 0.4% increase in comparable transaction count.

Net sales for Smart & Final banner stores were $815.9 million, a 2.6% increase as compared to $795.2 million for the same period of 2018. Comparable store sales growth for the Smart & Final banner was 2.4% in the first quarter.

Net sales for Smart Foodservice Warehouse banner stores were $228.9 million, a 3.6% increase as compared to $221.0 million for the same period of 2018. Comparable store sales growth for the Smart Foodservice Warehouse banner was 1.5% in the first quarter.

Gross margin was $156.3 million, a 7.0% increase as compared to $146.3 million in the first quarter of 2018. Gross margin rate was 15.0% as compared to 14.4% for the same period of 2018.

Operating and administrative expenses were $155.0 million, a 5.2% increase as compared to $147.4 million for the same period of 2018. This increase was related to expenses associated with the effect of higher minimum wages, the eight new stores that opened following the first quarter of 2018 through the end of the first quarter of 2019 and related support costs.

Net loss was $6.7 million, or $0.09 per share, as compared to a net loss of $7.1 million, or $0.10 per share, for the same period of 2018.

Adjusted net loss was $3.3 million, or $0.04 per share, as compared to an adjusted net loss of $2.8 million, or $0.04 per share, for the same period of 2018.

Adjusted EBITDA was $29.6 million, an increase of 3.6% as compared to $28.6 million for the same period of 2018.

Growth and Development

During the fiscal first quarter of 2019, the Company opened one new Smart Foodservice Warehouse store. As of March 24, 2019, the Company operated a total of 327 stores, including 201 Smart & Final Extra! stores, 59 legacy format Smart & Final stores and 67 Smart Foodservice stores.

Operating Stores at Quarter End (March 24, 2019)

	Smart & Final Banner Stores			Smart
				Foodservice
				Warehouse
	Extra!	Legacy		Banner	Total
	format	format	Total	Stores	Company
End of Fiscal Year 2018	201	59	260	66	326
New stores	—	—	—	1	1
Relocations, net	—	—	—	—	—
Conversions	—	—	—	—	—
Store closures	—	—	—	—	—
End of 1st Quarter 2019	201	59	260	67	327

Leverage and Liquidity

As of March 24, 2019, the Company’s debt, net of debt issuance costs, was $653.7 million and cash and cash equivalents were $57.9 million.

For the twelve weeks ended March 24, 2019, the Company generated cash from operations of $12.1 million and invested $26.1 million in capital expenditures, primarily related to the improvement of existing assets.

Subsequent Events — Pending Transaction

On April 16, 2019, the Company entered into a definitive merger agreement under which certain investment funds (“Apollo Funds”) managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”) will acquire all of Smart & Final’s common stock for $6.50 per share. The transaction, which is expected to close by the third quarter of 2019, is conditioned upon satisfaction of the minimum tender condition which requires that shares representing more than 50 percent of the Company’s common shares be tendered, the receipt of approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, Mexican competition law approval, and other customary closing conditions. Upon completion of the transaction, the Company will be a privately held portfolio company of the Apollo Funds, and Smart & Final’s common stock will no longer be listed on the New York Stock Exchange.

Outlook

In light of the pending transaction, the Company is no longer providing guidance for its fiscal year ending December 29, 2019.

Fiscal First Quarter 2019 Conference Call

The Company will host a conference call today at 8:00 a.m. Eastern Time / 5:00 a.m. Pacific Time to discuss its fiscal first quarter 2019 financial results. There will not be a question and answer session following management’s prepared remarks due to the pending transaction. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time. The conference call can also be accessed on the “For Investors” section of the Company’s web site at www.smartandfinal.com.

For those unable to participate during the live broadcast, a telephonic replay of the call will also be available beginning today at approximately 11:00 a.m. Eastern Time, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International) and entering the replay pin number: 13689451. The telephonic replay will be available until 11:59 p.m. Eastern Time, May 15, 2019.

About Smart & Final

Smart & Final Stores, Inc. (NYSE: SFS), is a value-oriented food and everyday staples retailer, headquartered in Commerce (near Los Angeles), California. The Company offers quality products in a variety of sizes, saving household, nonprofit and business customers time and money. As of March 24, 2019, the Company operated 327 grocery and foodservice stores under the “Smart & Final,” “Smart & Final Extra!” and “Smart Foodservice Warehouse Stores” banners in California, Oregon, Washington, Arizona, Nevada, Idaho, Montana and Utah, with an additional 15 stores in Northwestern Mexico operated through a joint venture. In business for over 147 years, the Company remains committed to giving back to local communities through employee volunteer opportunities and Company donations to local nonprofits.

Forward-Looking Statements

This communication contains forward-looking statements in addition to historical and other information. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking forward,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will” and “would,” or any variations of these words, or other words with similar meanings to or that otherwise, are used to identify forward-looking statements although not all forward-looking statements contain these words. All statements that address activities, events, performance or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. Forward-looking statements may relate to such matters as the tender offer, its completion and the completion of the related transactions (including the merger), and payment of dividends, as well as the Company’s industry, business strategy, goals, projections and expectations concerning the Company’s market positions, future operations, future performance, results or condition, margins, profitability, capital expenditures, liquidity and capital resources, interest rates and other financial and operating information and the outcome of contingencies such as legal and administrative proceedings. The Company also derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. The following are some of the factors and uncertainties that could cause actual future results, performance, condition and events to differ, including materially, from those expressed in any forward-looking statements: (1) uncertainties as to the timing of the tender offer and the proposed transactions relating to the tender offer; (2) the risk that the proposed transactions, including the tender offer and related merger, may not be completed in a timely manner or at all; (3) uncertainties as to the percentage of the Company’s stockholders that will support the proposed transactions and tender their shares in the tender offer; (4) the possibility that competing offers or acquisition proposals for the Company will be made; (5) the possibility that any or all of the various conditions to the consummation of the proposed transactions may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act) and by the Mexican Federal Economic Competition Commission or the Mexican Federal Institute of Telecommunications (as applicable) (or any conditions, limitations or restrictions placed on such approvals); (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement and plan of merger (such as the occurrence of a material adverse effect), including in circumstances that would require the Company to pay a termination fee or other expenses; (7) risks regarding the failure to obtain the necessary financing to complete the proposed transactions; (8) risks related to the equity and debt financing and related guarantee arrangements entered into in connection with the proposed transactions; (9) the effect of the announcement or pendency of the proposed transactions on the ability to retain and hire key personnel, to maintain relationships with customers, retailers, suppliers and others with whom business is done, and operating results and business generally; (10) risks related to diverting management’s attention from ongoing business operations; (11) the risk that stockholder litigation in connection with the proposed transactions may result in significant costs of defense, indemnification and liability; (12) effects of changes in the general business, political and economic climates; and (13) other factors as set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Form 10-K for the fiscal year ended December 30, 2018, subsequent Form 10-Q filings, and other SEC filings. These forward-looking statements reflect the Company’s expectations as of the date of this communication. Factors or events that could affect the proposed transactions or cause actual events, results or performance to differ, including materially, may emerge from time to time and are beyond the control of the Company and it is not possible for the Company to predict all of them. Accordingly, no assurances can be given as to, among other things, whether the proposed transactions will be completed or if any of the other events anticipated by the forward-looking statements will occur or what impact they will have. The reader is cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this communication speak only as of the date hereof. The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

Additional Information and Where to Find It

The tender offer for the outstanding shares of the Company referenced in this press release has not yet commenced. This communication is for informational purposes only and is neither a recommendation, an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that the Apollo Funds and their acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, the Apollo Funds and their acquisition subsidiary will file tender offer materials on Schedule TO, and the Company thereafter will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY IN THEIR ENTIRETY, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE COMPANY SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES.

The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of the Company at no expense to them. The tender offer materials, the Solicitation/Recommendation Statement and other related documents (when available) will be made available for free at the SEC’s web site at www.sec.gov. Investors and securityholders may obtain a free copy of the Solicitation/Recommendation Statement and other related documents (when available) that the Company files with the SEC, free of charge, from the Company at investors@smartandfinal.com or by directing a request to Investor Relations, at 310.829.5400 or investors@smartandfinal.com.

INVESTOR CONTACTS:

Addo Investor Relations

310.829.5400

investors@smartandfinal.com

MEDIA CONTACT:

press@smartandfinal.com

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended
	March 24, 2019	March 25, 2018

Net sales	$1,044,802	$1,016,237
Cost of sales, buying and occupancy	888,466	869,975
Gross margin	156,336	146,262

Operating and administrative expenses	155,038	147,430
Income (loss) from operations	1,298	(1,168)

Interest expense, net	10,578	9,251
Equity in earnings of joint venture	433	577
Loss before income taxes	(8,847)	(9,842)

Income tax benefit	2,170	2,748
Net loss	$(6,677)	$(7,094)

Net loss per share:
Basic	$(0.09)	$(0.10)
Diluted	$(0.09)	$(0.10)

Weighted average shares outstanding:
Basic	73,867,084	72,231,171
Diluted	73,867,084	72,231,171

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Amounts)

	March 24, 2019	December 30, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$57,872	$67,217
Accounts receivable, less allowances of $100 and $100 at March 24, 2019 and December 30, 2018, respectively	37,786	36,771
Inventories	286,902	301,938
Prepaid expenses and other current assets	25,721	32,346
Total current assets	408,281	438,272

Property, plant, and equipment:
Land	11,463	9,734
Buildings and improvements	56,705	60,637
Leasehold improvements	379,685	367,820
Fixtures and equipment	469,350	450,267
Construction in progress	16,797	21,784
	934,000	910,242
Less accumulated depreciation and amortization	465,439	428,095
	468,561	482,147
Assets under capital leases	—	16,862
Operating lease assets	886,091	—
Capitalized software, net of accumulated amortization of $21,902 and $20,294 at March 24, 2019 and December 30, 2018, respectively	35,089	33,725
Other intangible assets, net	310,722	355,554
Goodwill	291,918	291,918
Equity investment in joint venture	17,705	17,468
Other assets	80,312	75,972
Total assets	$2,498,679	$1,711,918

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$209,453	$239,668
Accrued salaries and wages	37,409	36,757
Accrued expenses	91,289	99,317
Current portion of operating and financing lease liabilities	77,486	—
Current portion of debt, less debt issuance costs	34,196	29,095
Total current liabilities	449,833	404,837
Obligations under capital leases	—	17,177
Obligations under financing leases	22,229	—
Long-term operating lease liabilities	867,606	—
Long-term debt, less debt issuance costs	619,544	619,204
Deferred income taxes	46,942	50,365
Postretirement and postemployment benefits	116,067	115,402
Other long-term liabilities	82,867	196,778

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; Authorized shares — 10,000,000 Issued and outstanding shares — none	—	—
Common stock, $0.001 par value; Authorized shares — 340,000,000 Issued and outstanding shares - 76,522,262 and 76,524,061 at March 24, 2019 and December 30, 2018, respectively	77	77
Additional paid-in capital	523,868	521,183
Retained deficit	(207,503)	(190,315)
Accumulated other comprehensive loss	(22,851)	(22,790)
Total stockholders’ equity	293,591	308,155
Total liabilities and stockholders’ equity	$2,498,679	$1,711,918

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Twelve Weeks Ended
	March 24, 2019	March 25, 2018

Operating activities
Net loss	$(6,677)	$(7,094)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	12,714	13,880
Amortization	10,698	9,412
Amortization of debt discount and debt issuance costs	472	459
Share-based compensation	2,703	3,285
Deferred income taxes	(628)	(257)
Equity in earnings of joint venture	(433)	(577)
Loss (gain) on disposal of property, plant, and equipment	85	(32)
Asset impairment	322	1,425
Changes in operating assets and liabilities:
Accounts receivable, net	(1,015)	3,452
Inventories	15,036	1,972
Prepaid expenses and other assets	6,494	7,520
Operating lease assets	17,528	—
Accounts payable	(30,215)	(24,319)
Accrued salaries and wages	652	(5,140)
Operating lease liabilities	(19,653)	—
Other accrued liabilities	3,968	14,209
Net cash provided by operating activities	12,051	18,195

Investing activities
Purchases of property, plant, and equipment	(22,208)	(25,478)
Proceeds from disposal of property, plant, and equipment	137	33
Investment in capitalized software	(3,899)	(3,523)
Other	(167)	(19)
Net cash used in investing activities	(26,137)	(28,987)

Financing activities
Proceeds from exercise of stock options	27	336
Payment of minimum withholding taxes on net share settlement of share-based compensation awards	(45)	(65)
Fees paid in conjunction with debt financing	(31)	(31)
Borrowings on bank line of credit	36,000	27,000
Payments on bank line of credit	(31,000)	(39,000)
Principal payments on finance leases	(210)	—
Cash from landlord related to financing lease obligations	—	6,671
Net cash provided by (used in) financing activities	4,741	(5,089)

Net decrease in cash and cash equivalents	(9,345)	(15,881)
Cash and cash equivalents at beginning of period	67,217	71,671
Cash and cash equivalents at end of period	$57,872	$55,790

Cash paid during the period for:
Interest	$6,720	$1,116
Income taxes	—	—

Non-cash investing and financing activities
Software development costs incurred but not paid	$1,509	$2,115
Construction in progress costs incurred but not paid	12,752	14,888
Property acquired through financing lease obligations	—	232

 Smart & Final Stores, Inc. and Subsidiaries

 Segment Reporting

 (In Thousands)

	Smart & Final	Smart Foodservice	Corporate / Other	Consolidated
Twelve Weeks Ended March 24, 2019
Net sales	$815,909	$228,893	$—	$1,044,802
Cost of sales, distribution and store occupancy	691,406	194,937	2,123	888,466
Operating and administrative expenses	116,313	19,261	19,464	155,038
Income (loss) from operations	$8,190	$14,695	$(21,587)	$1,298

Capital expenditures	$15,315	$5,150	$5,642	$26,107

Twelve Weeks Ended March 25, 2018
Net sales	$795,192	$221,045	$—	$1,016,237
Cost of sales, distribution and store occupancy	678,615	189,471	1,889	869,975
Operating and administrative expenses	109,569	17,796	20,065	147,430
Income (loss) from operations	$7,008	$13,778	$(21,954)	$(1,168)

Capital expenditures	$23,859	$1,270	$3,872	$29,001

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP, the Company uses certain non-GAAP financial measures (namely EBITDA and adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per share, and adjusted net income (loss) per diluted share) to evaluate our operating and financial performance and to compare such performance to that of prior periods. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. We believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and movements. The Company defines EBITDA as net income (loss) before depreciation and amortization, interest expense and provision (benefit) for income tax, and adjusted EBITDA as EBITDA adjusted for the items set forth in the table below.  The Company defines adjusted net income (loss) as net income (loss) adjusted for the items set forth in the table below. The Company defines adjusted net income (loss) per share as adjusted net income (loss) divided by the weighted average basic shares outstanding. The Company defines adjusted net income (loss) per diluted share as adjusted net income (loss) divided by the weighted average diluted shares outstanding.

Use of these non-GAAP measures may differ from similar measures reported by other companies. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following tables present reconciliations of net loss to EBITDA, adjusted EBITDA and adjusted net loss, and net loss per share to adjusted net loss per share and adjusted net loss per diluted share, for the twelve-week periods ended March 24, 2019 and March 25, 2018.

Smart & Final  Stores, Inc. and Subsidiaries

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(Unaudited)

(In Thousands)

	Twelve Weeks Ended March 24, 2019	Twelve Weeks Ended March 25, 2018
Net loss	$(6,677)	$(7,094)
Depreciation and amortization	23,413	23,292
Interest expense, net	10,579	9,251
Income tax benefit	(2,170)	(2,748)
EBITDA	25,145	22,701

Adjustments to EBITDA
Net loss from closed stores and exit costs (a)	524	91
Loss from asset dispositions and impairment charges (b)	379	1,418
Share-based compensation expense (c)	2,703	3,285
Non-cash rent (d)	609	1,203
Pre-opening costs (e)	156	(69)
Other items (f)	131	—
Adjusted EBITDA	$29,647	$28,629

Smart & Final  Stores, Inc. and Subsidiaries

Reconciliation of Net Loss to Non-GAAP Adjusted Net Loss

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended March 24, 2019	Twelve Weeks Ended March 25, 2018
Net loss	$(6,677)	$(7,094)
Income tax benefit	(2,170)	(2,748)
Loss before income taxes	(8,847)	(9,842)

Adjustments to net loss
Net loss from closed stores and exit costs (a)	524	91
Loss from asset dispositions and impairment charges (b)	379	1,418
Share-based compensation expense (c)	2,703	3,285
Non-cash rent (d)	609	1,203
Pre-opening costs (e)	156	(69)
Other items (f)	131	—
Adjusted income tax benefit	1,022	1,092
Adjusted net loss	$(3,323)	$(2,822)

Adjusted Net Loss Per Share

Net loss per share - basic	$(0.09)	$(0.10)
Per share impact of net loss adjustments	0.05	0.06
Adjusted net loss per share - basic	$(0.04)	$(0.04)

Net loss per share - diluted	$(0.09)	$(0.10)
Per share impact of net loss adjustments	0.05	0.06
Adjusted net loss per share - diluted	$(0.04)	$(0.04)

Weighted average shares - basic	73,867,084	72,231,171
Weighted average shares - diluted	73,867,084	72,231,171

(a)  Represents costs associated with store closure and exit costs.

(b)  Represents non-cash loss associated with asset dispositions and impairment charges.

(c)  Represents expenses associated with the Company’s equity-based incentive award program.

(d)  Represents non-cash component of recognized rent expense.

(e)  Represents new store and relocation opening costs consisting primarily of rent, utilities, distribution, store labor and advertising.

(f)  Represents legal costs in the twelve weeks ended March 24, 2019.